CLIFFORD L. NEUMAN, P.C.
Attorney at Law

TEMPLE-BOWRON HOUSE
1507 PINE STREET
BOULDER, COLORADO 80302

Telephone: (303) 449-2100
Facsimile: (303) 449-1045
E-mail: clneuman@neuman.com

November 8, 2005

Birch Branch, Inc.
2525 Fifteenth Street, Suite 3H
Denver, CO 80211

          Re:          Registration Statement on Form SB-2

Ladies and Gentlemen:

       We have acted as legal counsel for Birch Branch, Inc. (the "Company") in connection with the Company's Registration Statement on Form SB-2 identified above (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the Prospectus included as a part of the Registration Statement (the "Prospectus"), relating to the distribution of 1,287,393 shares of Common Stock of the Company (the "Common Stock"). The Common Stock will be distributed as a spin-off dividend to Prime Rate Income & Dividend Enterprises, Inc. (PIDV) shareholders of record as of November 26, 2002 in the manner set forth in the Registration Statement and Prospectus.

       In connection therewith, we have examined: (a) the Registration Statement and the Prospectus included therein, as amended; (b) the Articles of Incorporation and Bylaws of the Company; and (c) the relevant corporate proceedings of the Company. In addition to such examination we have reviewed such other proceedings, documents, and records and have ascertained or verified such additional facts as we deem necessary or appropriate for purposes of this opinion.

       Based upon the foregoing, we are of the opinion that:
1.	The Company has been legally incorporated and is validly existing and in good standing under the laws of the State of Colorado.

2.

When distributed under the Registration Statement in the manner set forth therein, the shares of Common Stock will be validly and lawfully issued and will be fully paid and nonassessable securities of the Company.

       We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.
Sincerely,

/s/ Clifford L. Neuman
Clifford L. Neuman